SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement             / /Confidential, for Use of the
                        Commission Only (as permitted by
                                Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Fiserv, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                 ------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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

                                     Fiserv
                                255 Fiserv Drive
                          Brookfield, Wisconsin 53045





February 17, 1997



To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Fiserv, Inc. (the "Company"), to be held at the Company's corporate offices at 10:00 a.m., Central Standard Time, Thursday, March 20, 1997, in the Company's Education Center located on the second floor.

Information about the meeting and the matters on which shareholders will act is set forth in the accompanying Notice of Meeting and Proxy Statement. Following action on these matters, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

At your earliest convenience, please review the information on the business to come before the meeting.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please mark, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your prompt attention.

Sincerely,

/S/ GEORGE D. DALTON

George D. Dalton
Chairman,
Chief Executive Officer

                                     Fiserv

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 20, 1997

                               CUSIP # 337738-10-8

To the Shareholders of Fiserv, Inc.:

The Annual Meeting of Shareholders of Fiserv, Inc. (the "Company") will be held at the Corporate Offices on Thursday, March 20, 1997, at 10:00 a.m., Central Standard Time, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

       1. To elect two Directors to serve for a three-year term expiring in 2000, and in each case until their successors are elected and qualified;

       2. To approve certain amendments to the Fiserv, Inc. Stock Option Plan (the "Plan") as discussed in detail herein;

       3. To approve the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997; and

       4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 3, 1997, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

/S/ CHARLES W. SPRAGUE

Charles W. Sprague
Secretary
February 17, 1997

YOUR VOTE IS IMPORTANT.  THE PROXY STATEMENT IS INCLUDED WITH THIS NOTICE.
TO VOTE YOUR SHARES, PLEASE MARK,SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS ATTENDING THE MEETING MAY WITHDRAW THEIR PROXIES AT ANY TIME PRIOR TO THE EXERCISE THEREOF AS FURTHER DESCRIBED HEREIN.

                                 PROXY STATEMENT

Solicitation of Proxies

         This Proxy Statement is being mailed on or about February 17, 1997, to the holders of record as of February 3, 1997, of common stock, $.01 par value per share ("Common Stock"), of Fiserv, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies in the enclosed form for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's offices, 255 Fiserv Drive, Brookfield, Wisconsin 53045, on March 20, 1997, and at any and all adjournments or postponements thereof. Pursuant to the Wisconsin Business Corporation Law, a shareholder may revoke a writing appointing a proxy either by giving notice to the Company in writing or in open meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary written notice thereof (Charles W. Sprague, Executive Vice President, General Counsel and Secretary, Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail, by directors, officers and regular employees of the Company, without additional compensation therefor. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Company will reimburse such holders for their reasonable out-of-pocket expenses.

         Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by or a director of the Company, or any of its affiliates.

Purposes of Annual Meeting

         The Annual Meeting has been called for the purposes of (i) electing two Directors to serve for a three-year term expiring in 2000; (ii) approving certain amendments to the Fiserv, Inc. Stock Option Plan (the "Plan"); (iii) approving the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997; and (iv) transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The persons named as proxies in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote (i) to elect as Directors for their respective terms the nominees noted herein; (ii) for approval of the amendments to the Plan; and (iii) for approval of the appointment of Deloitte & Touche LLP, Milwaukee, Wisconsin, as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. In the event, however, of the death or unavailability of any nominee or nominees, the proxy to vote in favor of the election of such nominee or nominees will be voted for such other person as the Board of Directors may recommend.

         The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons named in the proxy will vote in accordance with their best judgment on such matters.

Voting Securities

          The Board of Directors has fixed the close of business on February 3, 1997, as the record date (the "Voting Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. On January 29, 1997, there were 45,359,963 shares of Common Stock outstanding and entitled to vote, and the Company had no other class of securities outstanding. All of these shares are to be voted as a single class, and each holder is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, shall constitute a quorum for the transaction of business. A quorum being present, all matters, other than the election of directors, shall require the affirmative vote of a majority of the total votes cast in person or by proxy in order to be approved. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions will be included in the determination of shares present and voting for purposes of determining whether a quorum exists. Broker non-votes will not be so included. Neither abstentions nor broker non-votes are counted in determining whether a proposal has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information with respect to the beneficial ownership of Common Stock as of December 31, 1996 (except as otherwise noted below) by (i) each shareholder known to the Company to own beneficially more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "Commission"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) each Director and Director nominee of the Company;
(iii) each of the executive officer(s) of the Company appearing in the Summary Compensation Table below; and (iv) all Directors and executive officers as a group.



                                           Number of Shares of         Options Exercisable
                                               Common Stock           Within 60 Days After
         Name                            Beneficially Owned (1)(2)      December 31, 1996        Percent of Class*
George D. Dalton............................     560,182                     50,018                    1.2%
Leslie M. Muma..............................     487,305                     43,420                    1.0%
Donald F. Dillon............................   2,618,577                      5,552                    5.6%
Kenneth R. Jensen...........................     366,399                     33,345                   **
Gerald J. Levy..............................      47,177                      5,475                   **
L. William Seidman..........................      21,225                      5,475                   **
Thekla R. Shackelford.......................       5,300                      2,100                   **
Roland D. Sullivan..........................      45,040                      5,375                   **
Dean C. Schmelzer...........................      57,660                      4,062                   **
All Directors and executive
 officers as a group (16 persons)...........   4,985,563                    205,880                   10.7%

*       As of the Voting Record Date.

** Amount represents less than 1% of the total number of shares of Common Stock outstanding on the Voting Record Date.

(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals exercise sole or shared voting and/or investment power. Each person on the above table disclaims beneficial ownership of shares owned by his or her spouse, minor children or other relatives.

(2) Includes shares which are subject to outstanding options exercisable within 60 days after December 31, 1996, as set forth above.


                  MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Matter 1.  Election of Directors

 The following is a summary of certain information concerning the nominees for Director and continuing Directors of the Company. There are no family relationships among any of the directors and/or executive officers of the Company. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

Nominees for three-year term expiring in 2000:
         George D. Dalton (age 68) has been Chairman of the Board of Directors since it was established in 1984. From 1964 to 1984, Mr. Dalton was President of one of the Company's predecessors, First Data Processing, Inc., a subsidiary of First Bank System, Inc. Mr. Dalton has over 40 years of data processing experience. He also serves as a Director of ARI Network Services, Inc. (sales network software), Milwaukee, Wisconsin, and APAC TeleServices, Inc. (telemarketing), Deerfield, Illinois.
         Principal Occupation: Chairman of the Board of Directors and
                               Chief Executive Officer of the Company.

         L. William Seidman (age 75) has been a Director of the Company since 1992. Mr. Seidman became Chairman of the Federal Deposit Insurance Corporation in October 1985 and Chairman of the Resolution Trust Company in 1989, and held such positions until October 1991. From 1982 to 1985, he was Dean of the College of Business at Arizona State University, Tempe, Arizona. From 1977 to 1982, he was Vice Chairman and Chief Financial Officer of Phelps Dodge Corporation. Mr. Seidman was President Gerald Ford's Assistant for Economic Affairs from 1974 to 1977. From 1968 to 1974, he was managing partner of Seidman & Seidman, Certified Public Accountants. He served as Chairman in 1970 and Director of the Detroit Branch of the Federal Reserve Bank of Chicago from 1966 to 1970. He also was Special Assistant for Financial Affairs to Michigan Governor George Romney from 1963 to 1966.
         Principal Occupation: Chief Commentator for CNBC, Washington, D.C., and
                               Publisher of Bank Director Magazine, Brentwood, Tennessee.

         The affirmative vote of a plurality of the votes cast is required for the election of directors. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above-described nominees.

         The Board of Directors recommends that you vote FOR the election of the nominees for director.

Information With Respect to Continuing Directors

Continuing terms expiring in 1998:
         Kenneth R. Jensen (age 53) has been Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and a Director of the Company since it was established in 1984. He became Senior Executive Vice President of the Company in 1986. In 1983, Mr. Jensen was Chief Financial Officer of SunGard Data Systems, Inc., a computer services company. From 1968 to 1982, Mr. Jensen was a founder and Chief Financial Officer of Catallactics Corporation, a financial services company, and from 1974 to 1980, also was Chief Financial Officer of Market Research Corporation of America. Mr. Jensen has over 30 years of experience in the data processing industry.
         Principal Occupation: Senior Executive Vice President, Chief Financial
                               Officer, Treasurer and Assistant Secretary of the Corporation.

         Roland D. Sullivan (age 77) has been a Director of the Company since 1986. Mr. Sullivan was the Myers Regents Professor of Management at St. Johns
University from 1983 to 1990. He has an extensive background in strategic planning and management, and is known throughout the financial industry. From 1938 to 1983, Mr. Sullivan served First Bank System, Inc. in various capacities, including Vice President - Strategic Information Systems and Technology Planning; and as Executive Vice President of Research and Planning - First Computer Corporation, a subsidiary of First Bank System, Inc. From 1991 to 1996, Mr. Sullivan was associated with Sendero Corporation, a wholly owned subsidiary of the Company, most recently as Chairman and Chief Executive Officer. During 1995 and 1996, he also served as Midwest Region Executive, Savings & Community Bank Group of the Company. He presently serves as a consultant to the Company.
         Principal Occupation: Financial Consultant.

         Thekla R. Shackelford (age 62) was appointed a Director of the Company in 1994. Ms. Shackelford is an Educational Consultant and served as President of the National Professional Association for Education Consultants from 1987-1988. Prior to 1987, she was Director of Development of the Buckeye Boys Ranch located in Columbus, Ohio. She currently is serving as Chairman of the I KNOW I CAN scholarship board in Columbus, Ohio, and is a director of Banc One Corporation (banking) and Wendy's International, Inc. (restaurants), both Columbus, Ohio. Ms. Shackelford is the recipient of numerous awards for community service and educational achievements.
         Principal Occupation: Educational Consultant.

Continuing terms expiring in 1999:
         Leslie M. Muma (age 52) has been a Director of the Company since it was established in 1984, and was named Vice Chairman of the Board of Directors in 1995. From 1971 to 1984, Mr. Muma was the President of one of the Company's predecessors, Data Management Resources, Inc., a wholly owned subsidiary of Freedom Savings & Loan Association, Tampa, Florida. Mr. Muma has over 30 years of data processing experience. He also serves as a Director of MGIC Investment Corporation (mortgage insurance), Milwaukee, Wisconsin.
         Principal Occupation: Vice Chairman of the Board of Directors of
                               the Company, President and Chief Operating
                               Officer of the Company.

         Gerald J. Levy (age 64) has been a Director of the Company since 1986. He is known nationally for his involvement in various financial industry memberships and organizations. Mr. Levy is a past Director and Chairman of the United States League of Savings Institutions, and served as Chairman of its Government Affairs Policy Committee. Since 1959, Mr. Levy has served Guaranty
Bank, S.S.B., Milwaukee, Wisconsin, in various capacities, including Chief Executive Officer from 1973 to the present. He also serves as Director of Guaranty Bank, S.S.B., Guaranty Financial Mutual Holding Corp., the holding company of Guaranty Bank, S.S.B., and Republic Mortgage Insurance Company, all Milwaukee, Wisconsin.
         Principal Occupation: Chief Executive Officer of Guaranty Bank, S.S.B.
                               since 1984.

         Donald F. Dillon (age 56) was elected to and named Vice Chairman of the Board of Directors of the Company in May 1995. In 1976, Mr. Dillon and an associate founded Information Technology, Inc. ("ITI"), a turnkey software company, which has grown to become a leading national provider of banking software and services. ITI was acquired by the Company in May 1995, and Mr. Dillon continues in his position as Chairman and President of ITI. From 1966 to 1976, Mr. Dillon was with the National Bank of Commerce, Lincoln, Nebraska, and served most recently as Senior Vice President - Information Management Division. Mr. Dillon has over 30 years of experience in the financial and data processing industries. He also serves as Secretary of the Board of Trustees and Executive Committee Member for Doane College in Crete, Nebraska, and is a Member of the Board of Trustees for the University of Nebraska and a Member of the University of Nebraska's Directors Club.
         Principal Occupation: Vice Chairman of the Board of Directors of the
                               Company, Chairman and President, ITI.

Matter 2.  Approval of Amendments to the Fiserv, Inc. Stock Option Plan

Description of Proposed Material Amendments to the Plan

         On February 11, 1997, the Board of Directors of the Company adopted, subject to shareholder approval at the Annual Meeting, amendments to the Fiserv, Inc. Stock Option Plan (the "Plan") that, among other things, will (i) provide that the Plan be administered by "Non-Employee Directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and (ii) eliminate mandatory grants of options to Non-Employee Directors.

Description of Material Features of the Amended Plan

         The following summary of certain material features of the Plan, as it was amended, does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement. Unless otherwise indicated, all references are to the Plan as proposed to be amended.

Shares Subject to the Plan and Eligibility

         The Plan authorizes the grant of options to purchase shares of Common Stock (subject to adjustment as provided below) to employees (including officers and directors who are employees) and Non-Employee Directors of the Company. Upon expiration, cancellation or termination of exercised options granted under the Plan, the shares of Common Stock subject to such options will again be available for the grant of options under the Plan. As of December 31, 1996, all four Non-Employee Directors of the Company and all employees of the Company were eligible to participate in the Plan. The shares of Common Stock to be issued by the Company upon the exercise of options by optionees may be acquired either through open market purchases by the Company, or issued from authorized but unissued shares of Common Stock.

         As of December 31, 1996, options to purchase 2,601,300 shares of Common Stock were granted under the Plan and a total of 4,035,000 options were available for granting under the Plan.

Type of Options

         Options granted under the Plan may be either incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options which do not qualify as ISOs ("NQSOs"). ISOs, however, may only be granted to employees.

Administration

         The Plan is administered by a committee of the Board of Directors
(the "Committee") consisting of at least two members of the Board, each of whom is a Non-Employee Director, and also an "outside director" within the meaning of Section 162 (m) of the Code. The Committee members currently are those persons listed as comprising the Compensation Committee on Page 11.

         On May 31, 1996, the Commission adopted the final revisions to the rules and forms promulgated under Section 16 of the Exchange Act (the "Final
Section 16 Rules") which govern the reporting obligations and short-swing profit liability of statutory insiders of public companies. Under the former Section 16 rules, one of the requirements was that administration of stock plans be "disinterested" in order to exempt transactions thereunder from short-swing profit liability. This requirement has been eliminated under the Final Section 16 Rules, and now one method of exempting option grants from short-swing profit liability is for each grant to be approved in advance by either the entire Board or a committee of two or more "Non-Employee Directors" (as defined under the new rules). Accordingly, to comply with the Final Section 16 Rules and ensure future option grants to participants subject to Section 16 are exempt from short-swing profit liability, the Plan, as amended, provides for general administration by a committee of Non-Employee Directors, with grants to Non-Employee Directors to be approved by the full Board of Directors and grants to participants other than Non-Employee Directors to be approved by the committee of Non-Employee Directors.

         Among other things, the Board of Directors (with respect to grants to Non-Employee Directors) and the Committee (with respect to grants to participants other than Non-Employee Directors) are empowered to determine in accordance with various Plan provisions: (i) the persons to whom options are granted; (ii) the times on which options are granted; (iii) whether an option will be an ISO or an NQSO; (iv) the number of shares of Common Stock subject to a particular option and the option price therefor; (v) the term of each option;
(vi) the time and conditions under which an option may be exercised in whole or in part; (vii) the form of consideration that may be used by the optionee to purchase shares upon exercise of any option; (viii) whether shares issued upon the exercise of an option are subject to certain restrictions or to repurchase by the Company; (ix) the fair market value of shares of the Common Stock; and
(xii) any other terms and conditions of the option not otherwise inconsistent with the provisions of the Plan. The Committee is also authorized to interpret the terms of the Plan and to adopt regulations relating to the Plan that are not inconsistent with the terms of the Plan. The determination of the Committee with respect to such matters is final and conclusive.

Terms and Conditions of Options

         Options granted under the Plan are subject to, among other things, the following terms and conditions:

         (a) The option price of an option shall be fixed by the Committee in the case of grants to participants other than Non-Employee Directors and the full Board with respect to grants to Non-Employee Directors, except that in the case of an ISO, the option price cannot be less than the fair market value of the shares subject to the option on the date it is granted (110% of such fair market value if the optionee owns or is deemed to own more than 10% of the voting power of the Company's shares).

         (b) Options are not transferable during the optionee's lifetime, and during his or her lifetime may only be exercised by the optionee.

         (c) Options may be granted for terms determined by the Committee in the case of grants to participants other than Non-Employee Directors and the full Board with respect to grants to Non-Employee Directors, except that the term of an ISO may not exceed 10 years (five years if the optionee owns or is deemed to own more than 10% of the voting power of the Company's shares).

         (d) Appropriate arrangements may be specified with respect to any federal, state, local or other tax withholding which is required in connection with the options.

         (e) The maximum number of shares for which options may be granted to any person in any fiscal year is 300,000. The aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000. Any option granted in excess of such amount is treated as an NQSO.

         (f) No fractional shares of Common Stock may be exercised or acquired under the Plan.

         The Plan previously provided that every Non-Employee Director be granted an option to purchase 250 shares of Common Stock immediately following every meeting of the Board of Directors which he or she attended. In addition, the Plan provided that immediately following each annual meeting of shareholders at which a Non-Employee Director was elected, such Non-Employee Director was to be granted an option to purchase 10,000 shares of Common Stock. The Committee did not have any discretion with respect to the selection of Non-Employee Directors to receive option grants, or the amount, price, terms or timing with respect to such grants. The exercise price of all such options granted to Non-Employee Directors was required to be equal to the fair market value of the shares of Common Stock subject to the grant on the date of grant, the term of such options was to be 10 years, and the options were to be subject to a five-year vesting period from the date of grant (with 20% of the grant vesting on the first anniversary of the date of grant and 20% vesting on each subsequent anniversary for the following four years). In addition, the Plan provided for immediate vesting if a Non-Employee Director was terminated as a director within 36 months following a change of control of the Company, and such option grants were to expire within 30 days after an individual ceased to serve as a Director of the Company or were to terminate immediately if a Director was terminated for cause.

         These provisions constituted "formula award" guidelines and were included in the Plan in order to ensure that the Plan qualified for granting options to Non-Employee Directors which were exempt under the former Section 16 short-swing profit rules and regulations. Under the Final Section 16 Rules, awards to Non-Employee Directors are no longer subject to the "formula plan" restrictions of the old Section 16 rules. Therefore, the Plan, as amended, provides for grants to Non-Employee Directors, the amount, terms and conditions of which are to be determined by the entire Board of Directors.

Adjustments in the Event of Capital Changes

         In the event the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events, the number and kind of shares of stock and the option price per share subject to the unexercised portion of any option, the number and kind of shares of stock subject to the Plan and the maximum number of shares which may be granted to a person in any fiscal year is to be appropriately adjusted by the Board of Directors.

Duration and Amendment of the Plan

         No ISO may be granted under the Plan after February 27, 2006. The Board of Directors may amend the Plan from time to time, except that without shareholder approval no amendment may increase the maximum number of shares with respect to which options may be granted under the Plan (except in the case of the events for which adjustment authority has been granted to the Board of Directors as described above), materially increase the benefits accruing to optionees under the Plan, change the eligibility requirements for optionees or make any change for which applicable law requires shareholder approval.

Federal Income Tax Treatment

         The following is a general summary of the federal income tax consequences under the current tax law of NQSOs and ISOs. It does not purport to cover all the special rules, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. An optionee will not recognize taxable income for federal income tax purposes upon the grant of an NQSO or ISO.

         Upon the exercise of an NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the option price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of an NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

         Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

         In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax.

         The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is required for approval of the above described amendments to the Plan. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the above proposal.

         The Board of Directors recommends that shareholders vote FOR the amendments to the Plan.

Matter 3.  Appointment of Auditors

         The Company's independent auditors for the fiscal year ended December 31, 1996, were Deloitte & Touche LLP, Milwaukee, Wisconsin. The Board of Directors of the Company has recommended that Deloitte & Touche LLP be reappointed to perform the audit of the Company's financial statements for the fiscal year ending December 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm's audit of the Company's financial statements and records for the fiscal year ended December 31, 1996.

         The affirmative vote of a majority of the shares represented, in person or by proxy, at the Annual Meeting is required for approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors. Although shareholders are not legally required to approve the appointment of the Company's auditors, the Company nonetheless has traditionally permitted shareholders to approve the appointment. In the event this proposal is not approved, the Board of Directors will re-evaluate its recommendation. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the above proposal.

         The Board of Directors recommends that shareholders vote FOR the proposal to reappoint Deloitte & Touche LLP as the Company's independent auditors.


Meetings of the Board of Directors and Committees of the Board of Directors

         The Board of Directors held four regular meetings during fiscal 1996. During fiscal 1996, each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors ("Committees") held during his or her tenure as a director or Committee member. The Board of Directors has standing Compensation and Audit Committees.

         The Compensation Committee evaluates the performance of the Company's executive officers, approves executive officer compensation and reviews management's recommendations as to the compensation of other key personnel, acts as the nominating committee for officers and directors and makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation, administers the compensation plans for the officers, directors and key employees, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The members of the Compensation Committee are Messrs. Levy (Chairman) and Seidman, and Ms. Shackelford. The Compensation Committee held one meeting during the year ended December 31, 1996.

         The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent public accountants and reviews with these accountants the Company's management policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews with the independent accountants the financial statements, auditor's reports and management letter of the independent accountants. The Audit Committee reviews and evaluates Conflict of Interest statements and discharges certain other responsibilities of the Board of Directors when so instructed by the Board of Directors. The members of the Audit Committee are Messrs. Levy (Chairman) and Seidman, and Ms. Shackelford. The Audit Committee held one meeting during the fiscal year ended December 31, 1996.

Compensation of Directors

         Directors who are officers or employees of the Company receive no compensation for service as members of the Board of Directors of the Company or for service on committees of the Board of Directors. A director who is not an officer or employee of the Company receives an annual fee of $12,000 for service on the Board of Directors of the Company, plus $1,000 for attendance at Board of Director meetings. In addition, each outside director is granted 10,000 stock options, at fair market value, upon election to each new three-year term and 250 stock options for attendance at Board of Director meetings. The options granted may be exercised 20% per year and expire 10 years from the date of the award. If the proposal to amend the Plan is approved by shareholders, the mandatory formula awards to outside directors will be eliminated and the entire Board shall determine the amount, timing and terms of any options granted to outside directors in the future.

Compensation of Executive Officers

         The following table sets forth in summary form all compensation, as defined in regulations of the Commission, paid or accrued by the Company and its subsidiaries during each of the three years ended December 31, 1996, to the Company's Chief Executive Officer and the next four highest paid executive officers whose total annual salary and bonus for the fiscal year ended December 31, 1996, exceeded $100,000.



                                                    SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                          Annual                 Compensation
                                                     Compensation(3)           Number of Shares        All Other
Name and Principal Position           Year         Salary(1)       Bonus(2)   Subject to Options      Compensation(4)
George D. Dalton                      1996          $560,000       $ 90,000                61,763            $ 11,145
   Chairman of the Board,             1995           525,000         90,000                61,763              11,145
   Chief Executive Officer            1994           460,000        100,000                65,813              10,500

Leslie M. Muma                        1996           500,000         50,000                53,663              11,145
   Vice Chairman of the Board,        1995           475,000         80,000                53,663              11,145
   President, Chief Operating         1994           410,000         90,000                57,039              10,500
   Officer

Kenneth R. Jensen                     1996           395,000         75,000                41,175              11,145
   Senior Executive Vice              1995           370,000         60,000                41,175              11,145
   President, Chief Financial         1994           325,000         80,000                43,875              10,500
   Officer and Treasurer

Donald F. Dillon(5)                   1996           211,000        150,000                27,759              11,145
   Vice Chairman of the Board,        1995           191,800        200,000                    --                  --
   Chairman and President of
   Information Technology, Inc.

Dean C. Schmelzer                     1996           240,000        111,000                12,825              11,145
   Executive Vice President,          1995           228,000         41,300                 1,175              11,145
   Marketing and Sales                1994           213,000         64,140                 2,250              10,500


(1) Includes compensation earned and deferred by the named executive officers in each of the fiscal years indicated.

(2)      Bonus payments are discretionary.

(3) Perquisites provided to the named executive officers by the Company did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(4) Amounts shown in this column represent the Company's contributions on behalf of the named executive officers under the Company's 401(k) Plan for the fiscal years ended December 31, 1994 and 1995. The amount shown for fiscal 1996 is estimated.

(5) Information Technology, Inc. was acquired by the Company on May 17, 1995. Amounts shown for 1995 represent annualized salary amounts.


         The  following   table  sets  forth  certain   information   concerning
individual grants of stock options to those individuals listed in the Summary Compensation Table during the fiscal year ended December 31, 1996.


                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants

                                        % of Total                                        Potential Realizable
                                         Options                                         Value at Assumed Rates
                                        Granted to       Exercise                            of Stock Price
                         Options       Employees in       Price        Expiration             Appreciation
        Name            Granted(1)    Fiscal Year(2)      ($/Sh)          Date             for Option Term(3)
                                                                                              5%             10%
George D. Dalton          61,763           18.51%         $30.50         2/27/06         $1,184,694      $3,002,247
Leslie M. Muma            53,663           16.08           30.50         2/27/06          1,029,325       2,608,513
Kenneth R. Jensen         41,175           12.34           30.50         2/27/06            789,789       2,001,482
Donald F. Dillon          27,759            8.32           30.50         2/27/06            532,453       1,349,341
Dean C. Schmelzer         12,825            3.84           30.50         2/27/06            246,000         623,412

(1) The Company's Stock Option Plan provides for grants of Common Stock to employees and directors. In general, the options are granted with an option price not less than the fair market value of the underlying shares on the date of grant, with 20% of the options becoming exercisable annually and expiring five to 10 years from the date of the grant.

(2) Options to purchase 333,700 shares of Common Stock were granted to employees under the Company's stock option plan during the fiscal year ended December 31, 1996.

(3) Amount shown represents the potential realizable value, net of the option exercise price, assuming that the underlying market price of the Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

       The following table sets forth certain information concerning the exercise of stock options granted under the Company's stock option plans by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1996.


                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION VALUES
                                                                                               Value of
                                                             Number of                        Unexercised
                          Number of                          Unexercised                     In-the-Money
                           Shares                              Options                        Options at
                          Acquired        Value          at Fiscal Year End         Fiscal Year End(1)
Name                     on Exercise    Realized     Exercisable  Unexercisable   Exercisable  Unexercisable
George D. Dalton              0              0         190,958        124,943     $3,396,770    $1,525,050
Leslie M. Muma                0              0         219,307        108,490      4,385,502     1,323,903
Kenneth R. Jensen             0              0         168,480         83,295      3,368,996     1,016,693
Donald F. Dillon              0              0           5,552         22,207         34,699       138,795
Dean C. Schmelzer             0              0          52,632         12,677      1,061,176       104,546

(1) The value of Unexercised In-the-Money Options is based upon the difference between the fair market value of the stock options and the exercise price of the options at December 31, 1996.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors is responsible for establishing compensation for the Company's Chief Executive Officer, President and Chief Operating Officer and its Senior Executive Vice President and Chief Financial Officer (the Executives). In so doing, the Committee has developed and implemented compensation policies and programs which seek to enhance the long-term profitability of the Company, thereby contributing to the value of shareholders' investment.

         In addition to annual cash compensation, the Committee establishes criteria pursuant to which the Executives may also qualify for the award of options to acquire the Company's common stock at a price equal to market value on the date of grant. Awards are based 75% on growth in earnings per share (EPS) and 25% on revenue growth. If the revenue growth percentage exceeds that for EPS, the EPS growth percentage will replace the revenue growth percentage in determining awards. The range of growth used to calculate awards is from 10% to 25% and the maximum annual award to any executive is 300,000 shares.

         Mr. Dalton's 1996 Compensation. Compensation for the Chief Executive Officer aligns with the philosophy and practices discussed above for the other senior executive officers. At the beginning of each year, the Compensation Committee sets a target bonus amount for the Chief Executive Officer. For 1996, as in 1995, Mr. Dalton's performance goals were established based on strategic and financial measurements, including a target level of earnings per share and implementation of the Company's acquisition and internal growth strategies. Of these factors, the Company's target level of earnings per share carried a significantly greater weight than the aggregate weight assigned to the remaining factors. Based on the evaluation, the Compensation Committee awarded an incentive payment of 16% of Mr. Dalton's compensation level for 1996.

         The  Compensation   Committee  awarded  Mr.  Dalton  stock  options  in
accordance with the criteria described above for other senior executives.

         Based upon the Company's performance over the past five years when compared to companies comprising the S&P 500 and its S&P industry group, it appears that the level of executive compensation is commensurate with that which is being paid to senior executives by other companies in similar businesses.

         Committee Members:         Gerald J. Levy, Chairman
                                    L. William Seidman
                                    Thekla R. Shackelford



              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                         FISERV, INC., S&P 500 INDEX AND
                    S&P COMPUTER SOFTWARE AND SERVICES INDEX
             (Assumes initial investment of $100 and reinvestment of
                                   dividends.)

                                    COMPUTER
MEASUREMENT PERIOD                            S&P         SOFTWARE &
(FISCAL YEAR COVERED)      FISERV, INC.    500 INDEX    SERVICES INDEX
---------------------      ------------    ---------    --------------
MEASUREMENT PT-12/31/91      $100            $100            $100

FYE 12/31/92                 $100            $108            $118
FYE 12/31/93                 $115            $118            $151
FYE 12/31/94                 $128            $120            $179
FYE 12/31/95                 $179            $165            $251
FYE 12/31/96                 $219            $203            $390

         Assume $100 invested on December 31, 1991, in each of Company Common Stock, S&P 500 Index and Industry Index and the reinvestment of all dividends paid during the five-year period ending December 31, 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and directors and persons owning in excess of 10% of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership with the Commission. Officers, directors and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 1996, its officers and directors complied with all applicable Section 16(a) filing requirements.

Shareholder Proposals for the 1998 Annual Meeting

         Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in March 1998, must be received at the corporate offices of the Company, 255 Fiserv Drive, Brookfield, Wisconsin 53045,
Attention: Charles W. Sprague, Executive Vice President, General Counsel and Secretary, no later than October 21, 1997. If such proposal is in compliance with Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Annual Report

         The Annual Report of the Company for the fiscal year ended December 31, 1996, will be mailed to each shareholder on or about February 17, 1997. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed by the Company with the SEC, will be furnished without charge to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of Common Stock of the Company on the record date for the Annual Meeting.

         Requests and inquiries should be addressed to Charles W. Sprague.


                                          By Order of the Board of Directors,

                                          /S/ CHARLES W. SPRAGUE

                                          Charles W. Sprague
                                          Secretary

Brookfield, Wisconsin
February 17, 1997




                                  APPENDIX A

                                 Fiserv, Inc.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints George D. Dalton, Leslie M. Muma and Charles W. Sprague as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Fiserv, Inc. (the "Corporation") held of record by the undersigned on February 3, 1997, at the Annual Meeting of Shareholders to be held on March 20, 1997, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2,and 3.

                  FISERV, INC. ANNUAL MEETING OF SHAREHOLDERS

1. ELECTION OF TWO DIRECTORS TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2000:

   1-G.D. Dalton, 2-L.W. Seidman

     FOR      WITHHOLD

   (Instructions: To withhold authority to vote for any Individual nominee, write the number(s)of the nominee, as set forth next to the names above, in the box provided to the right.)

2. PROPOSAL TO AMEND the Fiserv, Inc. Non-Qualified Stock Option
   Plan, in certain respects:

     FOR      AGAINST    ABSTAIN

3. PROPOSAL TO APPROVE THE REAPPOINTMENT OF Deloitte & Touche LLP, Milwaukee, Wisconsin, as the Independent auditors of the Corporation and subsidiaries for 1997:

     FOR      AGAINST    ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


DATE:__________________    NO. OF SHARES:________________


----------------------------
Signature(s)

Signature(s) in Box
PLEASE SIGN exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      PLEASE CHECK LOWER BOX IF APPROPRIATE

      YES, I WILL ATTEND THE ANNUAL
      MEETING ON MARCH 20, 1997